Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--311 (California Insured, Connecticut, Florida Insured, New Jersey Insured and New York Trusts), Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-24529 of our opinion dated May 31, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
July 12, 2000